UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2013

RECEIVABLE ACQUISITION & MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09370	13-3186327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Executive Drive, Suite 630

Fort Lee, NJ 07024

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (201) 677-8904

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On March 29, 2013, Receivable Acquisition & Management Corporation, a Delaware corporation (the “Company”), entered into a definitive merger agreement (the “Agreement”) with Cornerstone Program Advisors LLC, a Delaware limited liability company (“Cornerstone”) and Sustainable Energy Industries, Inc. a Delaware corporation (“Sustainable”). In connection with the proposed merger transaction between the Company, Cornerstone and Sustainable, the Company will enter into a voluntary share exchange transaction (the “Exchange”) whereby the Company would acquire all of the issued and outstanding membership units of Cornerstone and the issued and outstanding shares of Sustainable in exchange for the issuance to the members of Cornerstone (the “Cornerstone Members”) and issuance to the shareholders of Sustainable (the “Cornerstone Shareholders”) an aggregate of approximately 29,400,000 shares of common stock of the Company. Cornerstone is an energy infrastructure project management company focused on healthcare and higher learning institutions. Sustainable is focused on the alternative energy business, with emphasis on “green” engine technology it has licensed.

In accordance with the terms of the Agreement, at the closing of the Exchange (the “Closing”), the Company shall have no outstanding assets except $50,000 in cash and a certain default judgment awarded to the Company in The Matter of Receivable Acquisition & Management Corp. vs. Airbak Technologies, LLC & Philip Troy Christy, individually and as a member of Airbak Technologies, LLC(Civil No. 11-4330 (FSH)(PS) in the U.S. District Court of New Jersey, in the amount of $299,000 plus post-judgment interest and no outstanding liabilities. The Closing is expected to occur on or before April 30, 2013. Of that amount, $100,000 is attributable to Mr. Ramesh Arora and that amount will have to be paid out to him upon recovery on the judgment. The consummation of the Merger is subject to various other terms and conditions, including but not limited to, shareholder approval. Immediately prior to Closing, the Company officers and directors will resign, and immediately thereafter (a) the Company will be managed by Cornerstone’s and Sustainable’s current management, and (b) shall have no more than 32,700,000 shares of common stock issued and outstanding.

The foregoing description is qualified in its entirety by reference to the Agreement filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)

Financial statements of business required.

In accordance with Item 9.01(a)(4) of Form 8-K, the Registrant will file the financial statements of the business acquired as required by Item 9.01(a)(1) within seventy one days after the due date of the Report concerning the subsequent closing of the transaction.

(b)

Pro Forma financial information.

In accordance with Item 9.01(b)(2) of Form 8-K, the Registrant will file the pro forma financial information required by Item 9.01(b)(1) within seventy one days after the due date of the Report concerning the subsequent closing of the transaction.

(d)

Exhibits

Exhibit No.	Exhibit Description

10.1	Merger Agreement between Receivable Acquisition & Management Corporation, Cornerstone Program Advisors LLC and Sustainable Energy Industries, Inc. date March 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Receivable Acquisition & Management Corporation

Date: April 4, 2013	By:	/s/ Max Khan
Max Khan
Chief Executive Officer

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